EXHIBIT 99.1

REGENXBIO Announces Strategic Royalty Monetization Agreement for Up to $250 Million

•	$150 million secured at closing extends cash runway into early 2027

•	REGENXBIO retains additional potential non-dilutive funding opportunities, including monetization of Priority Review Voucher (PRV) and milestones from AbbVie

ROCKVILLE, Md., May 19, 2025 (PRNewswire) — REGENXBIO Inc. (Nasdaq: RGNX) today announced the closure of a non-dilutive, limited recourse royalty bond agreement of up to $250 million with Healthcare Royalty (HCRx). This agreement monetizes select anticipated royalties and milestones, and provides both immediate and expected future, non-dilutive capital. REGENXBIO received $150 million at closing, extending the Company’s expected cash runway into early 2027.

“This strategic financing brings future potential funds forward and extends our runway beyond multiple meaningful milestones, including the potential FDA approval of RGX-121 for MPS II, top-line data readout and BLA submission for RGX-202 for Duchenne, and top-line data readouts for two pivotal studies of subretinal ABBV-RGX-314 for wet AMD,” said Mitchell Chan Chief Financial Officer of REGENXBIO. “Along with fueling our late-stage activities, this transaction enables us to retain future potential non-dilutive opportunities and the potential long-term financial upside from our NAV® licensees and MPS programs. As we approach potential first- or best-in-class product launches, we remain focused on leveraging low-cost, non-dilutive capital to advance our differentiated portfolio and unlock significant value for shareholders. This capital infusion positions us well to accelerate commercial preparations and continue extending our longstanding leadership in rare and retinal gene therapies.”

“This financing capitalizes on REGENXBIO’s unique position as a late-stage gene therapy company with multiple royalty-generating assets,” said Clarke Futch, Chairman and Chief Executive Officer of HCRx. “We recognize the value embedded in REGENXBIO’s differentiated portfolio. This deal demonstrates HCRx’s commitment to providing innovative capital structures to benefit our clients and their shareholders.”

Terms of the Agreement

Under the terms of the agreement, HCRx will provide REGENXBIO an up to $250 million bond (principal amount) in exchange for rights, up to the principal amount and accrued interest, to anticipated royalty payments from sales of ZOLGENSMA® for Spinal Muscular Atrophy (SMA), as well as royalty and certain milestones payments from RGX-121 and RGX-111 for MPS II and MPS I, pursuant to a partnership with Nippon Shinyaku, and NAV® Technology Platform licensees Rocket Pharmaceuticals and Ultragenyx.

HCRx will receive quarterly interest payments derived solely from the royalty and milestone revenue received, less any payments to REGENXBIO’s upstream licensors, and warrants to purchase up to 268,096 shares of the Company’s common stock at an exercise price of $14.92, which is a 100% premium to REGENXBIO’s 30-day weighted average price.

In addition to the $150 million received at closing, $50 million will be funded by April 30, 2027 upon the achievement of ZOLGENSMA sales milestones and an additional $50 million will be funded upon the mutual agreement of the parties, further extending the Company’s cash runway.

REGENXBIO’s other future potential non-dilutive funding sources, including the potential sale of the expected Priority Review Voucher for RGX-121, development and sales milestones from AbbVie, and a majority of the development milestones from Nippon Shinyaku, are not included in this agreement and are retained by REGENXBIO.

Zolgensma using intravenous delivery has been approved for the treatment of SMA in more than 50 countries. In January 2025, Novartis announced the Phase III study of Zolgensma using intrathecal delivery had met its primary endpoint.

Covington & Burling LLP served as legal advisor to REGENXBIO and Morgan, Lewis & Bockius LLP advised HCRx.

ABOUT REGENXBIO Inc.

REGENXBIO is a biotechnology company on a mission to improve lives through the curative potential of gene therapy. Since its founding in 2009, REGENXBIO has pioneered the field of AAV gene therapy. REGENXBIO is advancing a late-stage pipeline of one-time treatments for rare and retinal diseases, including RGX-202 for the treatment of Duchenne; clemidsogene lanparvovec (RGX-121) for the treatment of MPS II and RGX-111 for the treatment of MPS I, both in partnership with Nippon Shinyaku; and surabgene lomparvovec (ABBV-RGX-314) for the treatment of wet AMD and diabetic retinopathy, in collaboration with AbbVie. Thousands of patients have been treated with REGENXBIO’s AAV platform, including those receiving Novartis’ ZOLGENSMA®. REGENXBIO’s investigational gene therapies have the potential to change the way healthcare is delivered for millions of people. For more information, please visit WWW.REGENXBIO.COM.

ABOUT HEALTHCARE ROYALTY

HealthCare Royalty is a leading royalty acquisition company focused on commercial or near-commercial biopharmaceutical products. With offices in Stamford, Conn., San Francisco, Boston, London and Miami. HCRx has invested $5+ billion in over 90 biopharmaceutical products since inception. For more information, visit https://www.hcrx.com. HEALTHCARE ROYALTY® and HCRx® are registered trademarks of HealthCare Royalty Management, LLC.

FORWARD-LOOKING STATEMENTS

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “assume,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, REGENXBIO’s future operations, clinical trials, costs and cash flow. REGENXBIO has based these forward-looking statements on its current expectations and assumptions and analyses made by REGENXBIO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO’s expectations and predictions is subject to a number of risks and uncertainties, including the timing of enrollment, commencement and completion and the success of clinical trials conducted by REGENXBIO, its licensees and its partners, the timing of commencement and completion and the success of preclinical studies conducted by REGENXBIO and its development partners, the timing or likelihood of payments from AbbVie or Nippon Shinyaku, the monetization of any priority review voucher, the timely development and launch of new products, the ability to obtain and maintain regulatory approval of product candidates, the ability to obtain and maintain intellectual property protection for product candidates and technology, trends and challenges in the business and markets in which REGENXBIO operates, the size and growth of potential markets for product candidates and the ability to serve those markets, the rate and degree of acceptance of product candidates, and other factors, many of which are beyond the control of REGENXBIO. Refer to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of REGENXBIO’s Annual Report on Form 10-K for the year ended December 31, 2024, and comparable “risk factors” sections of REGENXBIO’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at WWW.SEC.GOV. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on REGENXBIO or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. Except as required by law, REGENXBIO does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Dana Cormack

Corporate Communications

dcormack@regenxbio.com

Investors:

George E. MacDougall

Investor Relations

IR@regenxbio.com